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                                                                   Exhibit 10.18



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                            DISCONTINUATION AGREEMENT


         THIS DISCONTINUATION AGREEMENT (the "Agreement") is entered into effective as of April 4, 1999 (the "Effective Date") between ALKERMES, INC., a Pennsylvania corporation ("Alkermes Parent"), located at 64 Sidney Street, Cambridge, Massachusetts 02139 and GENENTECH, INC., a Delaware corporation ("Genentech"), located at 1 DNA Way, South San Francisco, California 94080.

         Alkermes Controlled Therapeutics, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Alkermes Parent ("Alkermes"), and Genentech have entered into, on the date hereof, a License Agreement (the "License Agreement") under which they will further collaborate on the development of formulations of recombinant human growth hormone for use in human beings using Alkermes' technology currently known as the ProLease(R) delivery system, consisting of patents and know-how, that permits PLGA encapsulation of particular molecules leading to sustained release of such molecules when injected under the skin.

         Genentech and Alkermes Parent have entered into, on the date hereof, a Stock Purchase Agreement, pursuant to which Genentech agreed to buy and Alkermes Parent agreed to sell shares of Alkermes Parent's 1999 Redeemable Convertible Exchangeable Preferred Stock (the "Preferred Stock") to fund their further collaborative efforts under the License Agreement through the year 2000.

         Genentech and Alkermes Parent desire to enter into this Agreement in order to provide for the option by Alkermes Parent or its successor in interest to discontinue the Preferred Stock funding mechanism described above in the event of a change in control of Alkermes Parent.

         Therefore, Alkermes Parent and Genentech, intending to be legally bound hereby, agree as follows:

         1. Any capitalized term used herein and not defined shall have the meaning set forth in the License Agreement.

         2. So long as the Bonus Milestone Payment has not been paid pursuant to Section 3.1 of the License Agreement, in the event that a third party, who is not an affiliate of Alkermes Parent, acquires greater than 49% of the voting stock of Alkermes Parent, such acquiring third party, Alkermes Parent or its successor may, in its sole discretion, elect to discontinue the Preferred Stock funding mechanism. In such case,
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                  (a) Alkermes Parent or its successor shall redeem for cash that amount of the Preferred Stock held by Genentech equal to (i) the difference between the proceeds from the sale of the Preferred Stock to Genentech and (ii) the Development Funds expended by Alkermes to the date of such redemption in accordance with the 1999/2000 Development Budget;

                  (b) There will not be a termination of the License Agreement by virtue of the discontinuation of the funding mechanism and the termination provisions in
                           Section 9 of the License Agreement shall control;

                  (c) The Bonus Milestone Payment shall be adjusted to equal the sum of XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           XXXXX multiplied by a fraction, the numerator of which is the Development Funds expended by Alkermes as of the payment date and the denominator of which is the proceeds from the sale of the Preferred Stock to Genentech; and

                  (d) Alkermes Parent shall redeem the remaining Preferred Stock (or Debentures, if issued in exchange for the Preferred Stock) according to its terms, if not earlier converted into Common Stock or Non-Voting Common Stock.

         3. This Agreement, along with the License Agreement and the terms of the Preferred Stock and the Non-Voting Common Stock in the Second Amended and Restated Articles of Incorporation of Alkermes, Inc., as amended, constitute and contain the entire understanding and agreement of the parties and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the parties.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         IN WITNESS WHEREOF, the parties have caused this Discontinuation Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.


ALKERMES, INC.                                GENENTECH, INC.


By:   /s/ James M. Frates                     By: /s/ William D. Young
   -----------------------------------            ------------------------------
Name: James M. Frates                         Name: William D. Young
Title: Vice President, Chief Financial        Title: Chief Operating Officer


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